UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 2, 2014

Heat Biologics, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35994	26-2844103
(Commission File Number)	(IRS Employer Identification No.)

801 Capitola Drive

Durham, NC  27713

(Address of principal executive offices and zip code)

(919) 240-7133

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 7.01 – Regulation FD Disclosure.

Heat Biologics, Inc. (the “Company”), today issued a press release announcing that the Company has dosed the ninth and final patient required in the Phase 1 portion of its Phase 1/2 clinical study for Vesigenurtacel-L (HS-410) in patients with high-risk non-muscle invasive bladder cancer. The Company’s press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

The information included in this Item 7.01 and in Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 – Other Events.

Heat Biologics, Inc. (the “Company”), today announced that it has dosed the ninth and final patient required in the Phase 1 portion of its Phase 1/2 clinical study for Vesigenurtacel-L (HS-410) in patients with high-risk non-muscle invasive bladder cancer. The Company also announced that to date there have been no reported serious adverse events related to its vaccine.  The Company recently modified the Phase 1/2 Vesigenurtacel-L study treatment regimen to include a more robust dose-response analysis and the expedited advancement into Phase 2 trials following completed enrollment of a single cohort of Phase 1 data.

Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are being filed as part of this Report.

Exhibit Number	Description

99.1	Press Release of Heat Biologics, Inc. dated October 2, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 2, 2014	HEAT BIOLOGICS, INC.

	By:	/s/ Jeff Wolf
	Name:	Jeff Wolf
	Title:	Chairman, President and Chief Executive Officer